Exhibit 99.1

A. Schulman Reports Fiscal 2018 Second Quarter Results

AKRON, Ohio, March 28, 2018 -- A. Schulman, Inc. (Nasdaq: SHLM) today announced its financial results for the fiscal 2018 second quarter ended February 28, 2018. The Company reported quarterly net income available to common stockholders of $3.5 million, or $0.12 per diluted share. Last year the Company reported second quarter comparable net income of $3.2 million, or $0.11 per diluted share.

Consolidated net sales for the three months ended February 28, 2018 were $650.1 million, a 14.3% increase compared with $568.7 million for the prior period. Excluding the favorable impact of foreign currency of $43.1 million, net sales increased by 6.7% with positive contributions from all segments primarily due to improved mix and efforts to offset increased raw material prices.

Working Capital/Cash Flow
Net cash used in operations was $12.6 million for the six months ended February 28, 2018, compared to a source of $40.1 million for the six months ended February 28, 2017. Working capital days were 54 at the end of the second quarter compared with 45 days at the end of fiscal 2017, driven by inventory build, higher raw material prices, and the impact of foreign currency translation.

Capital expenditures for the six months ended February 28, 2018 were $13.1 million compared with $24.5 million in the prior year period. Additionally, the Company declared and paid quarterly cash dividends to common stockholders of $6.0 million, or $0.205 per common share, and also paid quarterly dividends of $1.9 million to holders of the convertible special stock. Total debt rose by $33 million since the end of fiscal 2017.

Income Taxes
As a result of U.S. Tax Reform, the Company will be subject to a U.S. federal statutory tax rate of 25.7% for its fiscal year ending August 31, 2018, which reflects a blended federal statutory rate of 35% for its first four months and 21% for the remaining eight months.

For the quarter, the Company's effective tax rate was significantly lower than the blended U.S. federal statutory rate of 25.7% primarily due to the discrete impacts of U.S. Tax Reform. In the second quarter of fiscal 2018, as a result of U.S. Tax Reform, the Company recorded a discrete non-cash tax benefit of $6.8 million due to the remeasurement of U.S deferred tax assets and liabilities.

In addition, the Company analyzed the impact of the one-time transition tax on deemed repatriated earnings of certain non-U.S. subsidiaries, which should be fully offset by foreign tax credits carried forward from prior years and the related release of valuation allowance previously recorded against those credits. Additional detail is available in the Form 10-Q for the quarterly period ended February 28, 2018.

Pending Merger
On February 15, 2018, LyondellBasell (NYSE: LYB), and A. Schulman, Inc. announced that they have entered into a definitive agreement under which LyondellBasell will purchase 100 percent of A. Schulman common stock for (i) $42.00 per share in cash, without interest and subject to any applicable withholding taxes (the "Per-Share Amount"), and (ii) one contractual contingent value right per share without interest and less applicable withholding taxes (a "CVR"), which will represent the right to receive certain net proceeds, if any, resulting from the Lucent matter (in each case subject to the terms and conditions of the CVR agreement to be entered into in accordance with the Merger Agreement). There is no guaranty that any payment will be received with respect to the contingent value rights. The proposed acquisition, which has been unanimou sly approved by the respective boards of LyondellBasell and A. Schulman, is subject to customary closing conditions, including regulatory approvals and approval by A. Schulman stockholders. The acquisition is expected to close in the second half of calendar year 2018.

Additional Information
In light of the pending merger, the Company has suspended its fiscal 2018 guidance. The Company will not host an investor conference call this quarter. For additional information, including the recently-filed Form 10-Q, please refer to the Company’s website, www.aschulman.com.

About A. Schulman
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds, composites and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers' demanding requirements. The Company's customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 5,200 people and has 54 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2017. Additional information about A. Schulman can be found at www.aschulman.com.

Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	risks and uncertainties posed by international operations, including foreign currency fluctuations;

•	the business cyclicality of the chemical, polymers and refining industries;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates;

•
effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions and the integration thereof, joint ventures and restructuring initiatives;

•	labor conditions;

•	our ability to attract and retain key personnel;

•	escalation in the cost of providing employee health care;

•
uncertainties and unanticipated developments regarding contingencies, such as pending and future litigation and other claims, including legal and environmental proceedings, potential governmental regulatory actions, tax rulings and developments that would require increases in our costs and/or reserves for such contingencies;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•
operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks);

•	our current debt position could adversely affect our financial health and prevent us from fulfilling our financial obligations;

•
failure of counterparties to perform under the terms and conditions of contractual arrangements, including suppliers, customers, buyers and sellers of a business and other third parties with which the Company contracts; and

•
the announcement and pendency of the LyondellBasell merger, including risks arising from the effect thereof on our business relationships (including employees, customers and suppliers), operating results, business generally, and the diversion of management’s attention from our ongoing business operations, risks of failing to consummate the merger in a timely manner, if at all, and risks related to obtaining the requisite consents to the merger could have an adverse effect on our business.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017.

These risks, as well as other risks associated with the proposed merger, are more fully discussed in the preliminary proxy statement, dated March 26, 2018, that the Company filed with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. The list of factors presented here is, and the list of factors presented in the preliminary proxy statement should not be considered to be a complete statement of all potential risks and uncertainties. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations. The Company is under no obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between LyondellBasell and A. Schulman. In connection with the proposed transaction, A. Schulman has filed a preliminary proxy statement on Schedule 14A with the SEC. STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC (INCLUDING THE DEFINITIVE PROXY STATEMENT) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. Stockholders and investors will be able to obtain free copies of these documents at the SEC’s web site at www.sec.gov. Copies of the definitive proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from A. Schulman’s website, www.aschulman.com, under the heading “Investors”, or by contacting A. Schulman’s Investor Relations at 330-668-7346 or jennifer.beeman@aschulman.com.

Participants in the Solicitation
LyondellBasell, A. Schulman, their directors, executive officers and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding LyondellBasell’s directors and executive officers is available in its proxy statement filed with the SEC on April 6, 2017. Information regarding A. Schulman’s directors and executive officers is available in its proxy statement filed with the SEC on October 27, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement and other relevant materials filed with the SEC in connection with the proposed merger. These documents can be obtained free of charge from the sources indicated above.

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Contact
Jennifer K. Beeman
Vice President, Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
Email: Jennifer.Beeman@aschulman.com
www.aschulman.com

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended February 28,		Six months ended February 28,
	2018	2017	2018	2017
	(In thousands, except per share data)
Net sales	$650,098	$568,678	$1,324,721	$1,168,678
Cost of sales	558,403	479,492	1,127,941	978,477
Selling, general and administrative expenses	78,356	65,967	153,483	138,342
Restructuring expense	124	1,878	591	11,422
(Gain) loss on sale of assets	—	—	(3,077)	—
Operating income (loss)	13,215	21,341	45,783	40,437
Interest expense	13,435	13,107	26,876	26,271
Foreign currency transaction (gains) losses	483	1,081	1,270	1,643
Other (income) expense, net	(849)	674	(1,746)	(459)
Income (loss) before taxes	146	6,479	19,383	12,982
Provision (benefit) for U.S. and foreign income taxes	(5,530)	1,143	(1,373)	4,462
Net income (loss)	5,676	5,336	20,756	8,520
Noncontrolling interests	(289)	(306)	(654)	(547)
Net income (loss) attributable to A. Schulman, Inc.	5,387	5,030	20,102	7,973
Convertible special stock dividends	1,875	1,875	3,750	3,750
Net income (loss) available to A. Schulman, Inc. common stockholders	$3,512	$3,155	$16,352	$4,223

Weighted-average number of shares outstanding:
Basic	29,487	29,394	29,473	29,378
Diluted	29,661	29,503	29,657	29,470

Net income (loss) per common share available to A. Schulman, Inc. common stockholders
Basic	$0.12	$0.11	$0.55	$0.14
Diluted	$0.12	$0.11	$0.55	$0.14

Cash dividends per common share	$0.205	$0.205	$0.410	$0.410
Cash dividends per share of convertible special stock	$15.00	$15.00	$30.00	$30.00

A. SCHULMAN, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	February 28, 2018	August 31, 2017
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$51,475	$53,251
Restricted cash	169	768
Accounts receivable, less allowance for doubtful accounts of $10,419 at February 28, 2018 and $11,171 at August 31, 2017	439,454	408,439
Inventories	345,381	276,459
Prepaid expenses and other current assets	40,538	36,712
Assets held for sale	2,671	5,676
Total current assets	879,688	781,305
Property, plant, and equipment, less accumulated depreciation of $474,073 at February 28, 2018 and $444,481 at August 31, 2017	292,977	298,703
Deferred charges and other noncurrent assets	78,612	77,847
Goodwill	265,253	263,735
Intangible assets, net	318,332	332,190
Total assets	$1,834,862	$1,753,780
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$351,430	$318,820
U.S. and foreign income taxes payable	6,405	4,900
Accrued payroll, taxes and related benefits	46,922	46,951
Other accrued liabilities	65,961	61,761
Short-term debt	19,492	32,013
Total current liabilities	490,210	464,445
Long-term debt	930,632	885,178
Pension plans	140,353	135,691
Deferred income taxes	26,015	37,699
Other long-term liabilities	23,569	23,735
Total liabilities	1,610,779	1,546,748
Commitments and contingencies
Stockholders’ equity:
Convertible special stock, no par value	120,289	120,289
Common stock, $1 par value, authorized - 75,000 shares, issued - 48,585 shares at February 28, 2018 and 48,529 shares at August 31, 2017	48,585	48,529
Additional paid-in capital	280,331	279,207
Accumulated other comprehensive income (loss)	(77,601)	(88,523)
Retained earnings	224,794	220,357
Treasury stock, at cost, 19,060 shares at February 28, 2018 and 19,063 shares at August 31, 2017	(382,807)	(382,841)
Total A. Schulman, Inc.’s stockholders’ equity	213,591	197,018
Noncontrolling interests	10,492	10,014
Total equity	224,083	207,032
Total liabilities and equity	$1,834,862	$1,753,780

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended February 28,
	2018	2017
	(In thousands)
Operating activities:
Net income	$5,676	$5,336
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation	21,218	22,215
Amortization	17,283	17,644
Deferred tax provision (benefit)	(12,794)	(4,493)
Pension, postretirement benefits and other compensation	3,694	3,361
(Gain) loss on sale of assets	(3,077)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(24,780)	(15,866)
Inventories	(62,198)	(24,670)
Accounts payable	25,665	40,363
Income taxes	2,154	(4,639)
Accrued payroll and other accrued liabilities	3,049	(4,311)
Other assets and long-term liabilities	(3,587)	2,025
Net cash provided from (used in) operating activities	(12,617)	40,149
Investing activities
Expenditures for property, plant and equipment	(13,083)	(24,505)
Proceeds from the sale of assets	6,420	478
Distributions from equity investees	125	125
Net cash provided from (used in) investing activities	(6,538)	(23,902)
Financing activities:
Cash dividends paid to special stockholders	(3,750)	(3,750)
Cash dividends paid to common stockholders	(12,242)	(12,057)
Increase (decrease) in short-term debt	(15,144)	5,153
Borrowings on long-term debt	399,923	238,543
Repayments on long-term debt including current portion	(353,597)	(237,034)
Noncontrolling interests' distributions	(27)	—
Issuances of stock, common and treasury	58	93
Redemptions of common stock	(1,225)	(620)
Net cash provided from (used in) financing activities	13,996	(9,672)
Effect of exchange rate changes on cash	2,784	(494)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,375)	6,081
Cash, cash equivalents, and restricted cash at beginning of period	54,019	43,403
Cash, cash equivalents, and restricted cash at end of period	$51,644	$49,484